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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant

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LEGAL ENTITY                                                INCORPORATED
------------                                               --------------
Genuity Inc.                                               Delaware

  I.Genuity Solutions Inc.                                Massachusetts

  a.BBN Advanced Computers Incorporated                    Massachusetts
  b.BBN Certificate Services incorporated                  Massachusetts
  c.BBN Telecom Incorporated                               Massachusetts
  d.Bolt Beranek and Newman Corporation                    Maine
  e.BBN Instruments Corporation                            Delaware
  f.LightStream Corporation                                Massachusetts
  g.NapNet LLC                                             Wisconsin
  h.Genuity Canada Limited                                 Canada
  i.Genuity UK Limited                                     United Kingdom
  j.Genuity International Inc.                             Massachusetts
    1.Genuity International Inc. (Australia)               Branch Office
    2.Genuity International Inc. (France)                  Branch Office
    3.Genuity International Inc. (Italy)                   Branch Office
    4.Genuity International Inc. (Japan)                   Branch Office
    5.Genuity International Inc. (Netherlands)             Branch Office
    6.Genuity International Inc. (Sweden)                  Branch Office
    7.GTE Internetworking International Corporation (U.K.) Branch Office
    8.Genuity International Inc. (Ireland)                 Branch Office
  k.Genuity Japan K.K.                                     Japan
  l.Genuity Mexico, S.A. de C.V.                           Mexico
  m.Genuity Espana, S.A.                                   Spain
  n.Genuity GmbH                                           Germany
  o.Genuity de Argentina S.R.L.                            Argenita
  p.Genuity Hong Kong, Limited                             Hong Kong
  q.Genuity International do Brasil Limitada               Brazil
    1.Genuity do Brasil Limitada                           Brazil

 II.Genuity Telecom Inc.                                  Delaware

III.Genuity International Networks Inc.                   California

  a.Genuity International Networks LLC                     Delaware
    1.Genuity International Networks LLC (U.K.)            Branch Office
  b.Genuity Business Trust                                 Massachusetts
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